Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-187678

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2013)

Up to $25,000,000 of Shares

Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co., relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HDNG.” On August 8, 2013, the last reported sale price of our common stock on the Nasdaq Global Select Market was $15.48 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Cantor Fitzgerald & Co. will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald & Co. will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors”  beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 9, 2013.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Hardinge,” “Company”, “we,” “us,” “our,” or similar references mean Hardinge Inc. together with its subsidiaries.

This prospectus supplement contains the terms of this offering.  A description of our shares of common stock is set forth in the accompanying prospectus under the heading “Description of Capital Stock; Common Stock.” This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus (or the information incorporated by reference therein), this prospectus supplement (or the information incorporated by reference herein) will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein). References to the “prospectus” are to this prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference herein and therein.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. You should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with different or additional information. We are not, and the agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus, or the documents incorporated by reference herein and therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.   These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those in the forward-looking statements. Factors that could cause or contribute to these differences include, among other things, the items set forth under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings we make with the SEC from time to time under the Securities Exchange Act of 1934, as amended.   We caution investors not to place undue reliance on our forward-looking statements. These statements speak only as of the date of the document in which they appear, and we undertake no obligation to update or revise the statements.

PROSPECTUS SUPPLEMENT SUMMARY

The Company

We are a global designer, manufacturer and distributor of machine tools, specializing in precision computer numerically controlled metal-cutting machines.  Additionally, we provide our customers with a range of repair parts and support services related to the products that we sell. We believe our products are known for accuracy, reliability, durability and value.   A substantial portion of our end use customers are small and medium-sized independent job shops, which in turn sell machined parts to their industrial customers. Industries directly and indirectly served by us include aerospace, automotive, computer, communications, consumer-electronics, construction equipment, defense, energy, farm equipment, medical equipment, recreational equipment, and transportation.

We have established a global presence and market our products to most of the industrialized markets of the world through a combination of distributors, agents, and manufacturer’s representatives.  In certain areas of China, France, Germany, North America and the United Kingdom, we have also used a direct sales force for portions of our product lines. During 2012, approximately 75% of our products were sold in countries outside of North America. We maintain manufacturing, sales, and support facilities in Horseheads, New York; Elgin, Illinois; Traverse City, Michigan; Leicester, England; Noisy le Sec Cedex, France; Erkrath, Germany; St. Gallen, Switzerland; Biel, Switzerland; Effretikon, Switzerland; Nan Tou, Taiwan; and Jiaxing, China. We also have sales and support facilities in Bron, France; Krefeld, Germany; and Shanghai, China and a machining facility in Romanshorn,  Switzerland.  We manufacture a majority of the products that we sell. In 2012, approximately 21%, 30% and 49% of the value of our manufactured products , other than parts, were assembled in North America, Europe and Asia, respectively. Parts and components used in the manufacture of our products are sourced from around the world.

Corporate Information

Our business was founded over 100 years ago and we completed our initial public offering in 1995.  Our principal executive offices are located at One Hardinge Drive, Elmira, New York 14902-1507, and our telephone number is (607) 734-2281. Our website is www.hardinge.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered	Shares of common stock with an aggregate offering price of up to $25,000,000

Common stock to be outstanding after this offering

Up to 13,373,530 shares (as more fully described in the notes following this table), assuming sales of 1,614,987 shares of our common stock in this offering at an offering price of $15.48 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 8, 2013. The actual number of shares issued will vary depending on the sales price under this offering.

Nasdaq Global Select Market symbol	HDNG

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-5.

Use of proceeds

We are required by the terms of our credit agreement with one of our banks to use 75% of the net proceeds from this offering to repay principal owing on our indebtedness to the bank. The balance of the net proceeds will be used for general corporate purposes, which may include additional repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements.  See “Use of Proceeds” on page S-4 of this prospectus supplement.

Risk factors

Investing in our common stock involves risks. Please review the risk factors discussed on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 13, 2013, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our common stock.

The number of shares of common stock shown above to be outstanding after this offering is based on 11,758,543 shares outstanding as of July 31, 2013, and excludes:

•   142,000 shares of common stock issuable as of July 31, 2013 upon the vesting of outstanding restricted share units and performance share incentives previously awarded under our incentive stock plans;

•   44,834 shares of common stock issuable upon the exercise of options outstanding as of July 31, 2013, at a weighted average exercise price of $5.45 per share; and

•   304,000 shares of common stock reserved for future issuance under our 2011 incentive stock plan as of July 31, 2013.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $15.48 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 8, 2013.

RECENT DEVELOPMENTS

On May 9, 2013, we acquired substantially all of the Forkardt division of Illinois Tool Works Inc.  Forkardt is a leading global provider of high-precision specialty workholding devices with significant presence in the United States and Europe.  Forkardt’s revenue for the year ended December 31, 2012 was approximately $47 million.  We believe that the acquisition of Forkardt strengthened and expanded our leadership position in the global specialty workholding market.  The purchase price for the Forkardt business was approximately $34 million.  We financed $23 million of the purchase price through a secured five year term loan from a bank.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risk factors incorporated by reference in this prospectus supplement, including under the heading “Risk Factors”  in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012,  as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case, the trading price of our common stock would decline and you could lose all or part of your investment. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, which are also incorporated by reference into this prospectus supplement. These are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance.   In addition to the risks incorporated by reference herein, we are also subject to the following risk:

A large number of shares available for future sale could adversely affect the market price of our common stock and may be dilutive to current shareholders.

The sales of a substantial number of shares of our common stock, or the perception that such sales could occur, could adversely affect the price for our common stock. As of August 8, 2013, there were 20,000,000 shares of common stock authorized under our certificate of incorporation of which 11,758,543 were outstanding. Our Board of Directors may authorize the issuance of additional authorized but unissued shares of common stock or other authorized but unissued securities at any time, including pursuant to share option and share purchase plans.  In addition, we have filed a registration statement with the Securities and Exchange Commission, allowing us to offer, from time to time and at any time, up to $100,000,000 of equity securities (including common or preferred shares), subject to market conditions and other factors.  Accordingly, we may, from time to time and at any time, seek to offer and sell our equity securities, including sales of shares of common stock through the agent in this offering, based upon market conditions and other factors.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds.  The actual amount of dilution from this offering, or from any future offering of our equity securities, cannot be determined at this time.  The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

USE OF PROCEEDS

We are required by the terms of our credit agreement with one of our banks to use 75% of the net proceeds from this offering to repay principal owing on our indebtedness to the bank.  The balance of the net proceeds will be used for general corporate purposes, which may include additional repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cantor acting as agent. The sales agreement will be filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Global Select Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including, with our consent, in privately negotiated transactions. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We and Cantor have agreed that a certain portion of the compensation payable to Cantor shall be paid to Sidoti & Company, LLC, a FINRA member, for services as a financial advisor for this offering. Other than serving as a financial advisor to us, Sidoti will have no other obligation or responsibility in connection with the sale of our common stock covered by this prospectus. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor and Sidoti under the terms of the sales agreement, will be approximately $80,000. We will report at least quarterly the number of shares of common stock sold through the agent, under the sales agreement, the net proceeds to us and the compensation paid by us to the agent in connection with the sales of common stock.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor and Cantor may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Phillips Lytle LLP, Buffalo, New York, will pass on the validity of the securities offered by hereby.  Cantor is being represented in connection with this offering by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Hardinge Inc. and Subsidiaries appearing in Hardinge Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Hardinge Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Hardinge Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 to register the securities offered under this prospectus supplement and accompanying prospectus.  This prospectus supplement and the accompanying prospectus are part of that registration statement and, as permitted by the SEC’s rules, do not contain all the information required to be set forth in the registration statement.  For further information, you may read the registration statement and the exhibits filed with or incorporated by reference into the registration statement. You can review and copy the registration statement and its exhibits at the public reference facility maintained by the SEC as described below.  The registration statement, including its exhibits and schedules, is also available on the SEC’s web site at www.sec.gov.

We file annual, quarterly, and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.hardinge.com. Our web site is not part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement or accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K.  These documents contain important information about us, our business and our finances.

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013;

•                  Our Current Report on Form 8-K filed with the SEC on February 19, 2013;

•                  Our Current Report on Form 8-K filed with the SEC on May 10, 2013;

•                  Our Current Report on Form 8-K with respect to items 2.01 and 9.01 filed with the SEC on May 15, 2013, as amended by Form 8-K/A filed with the SEC on July 24, 2013;

•                  Our Current Report on Form 8-K with respect to items 1.01 and 2.03 filed with the SEC on May 15, 2013;

•                  Our Current Report on Form 8-K filed with the SEC on July 18, 2013; and

•                  The description of our common stock contained in our Registration Statement on Form S-2 (SEC file No. 33-91644), filed with the SEC on May 11, 1995.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of any offering of securities made hereunder will also be considered to be incorporated by reference, and will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or accompanying prospectus.

We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Hunter Qin, Manager of Reporting, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 378-4351.

PROSPECTUS

HARDINGE INC.

$100,000,000

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

We may offer and sell, from time to time, one or more of the following securities: common stock; preferred stock; warrants exercisable for debt securities, common stock or preferred stock; debt securities; or units consisting of combinations of any of the foregoing (“units”). The debt securities may be guaranteed by one or more of our subsidiaries. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. We will provide the specific terms of any offering of these securities in a supplement to this prospectus. We refer to our common stock, preferred stock, warrants, debt securities and units collectively as the “securities”. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time our securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering.

We may sell our securities directly or to or through underwriters, to other purchasers and/or through agents. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between us or among us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with any related free writing prospectus and the documents we incorporate by reference, before you invest in our securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “HDNG.”   On March 28, 2013, the closing price of our common stock as reported on the NASDAQ Global Select Market was $13.63 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2 as well as any risk factors section contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement for an offering, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and our securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information” on this page.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering our securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Hardinge,” “Company”, “we,” “us,” “our,” or similar references mean Hardinge Inc. together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.hardinge.com. Our web site is not part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

•                  Our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  Our Current Report on Form 8-K filed with the SEC on February 19, 2013; and

•                  The description of our common stock contained in our Registration Statement on Form S-2 (SEC file No. 33-91644), filed with the SEC on May 11, 1995.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus but before the end of any offering of securities made hereunder will also be considered to be incorporated by reference, and will automatically update and, where applicable, supersede any information contained, or incorporated by reference, in this prospectus.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Hunter Qin, Manager of Reporting, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 378-4351.

HARDINGE INC.

We are a global designer, manufacturer and distributor of machine tools, specializing in precision computer numerically controlled metal-cutting machines.  Additionally, we provide our customers with a range of repair parts and support services related to the products that we sell. We believe our products are known for accuracy, reliability, durability and value.   A substantial portion of our end use customers are small and medium-sized independent job shops, which in turn sell machined parts to their industrial customers. Industries directly and indirectly served by us include aerospace, automotive, computer, communications, consumer-electronics, construction equipment, defense, energy, farm equipment, medical equipment, recreational equipment, and transportation.

We have established a global presence and market our products to most of the industrialized markets of the world through a combination of distributors, agents, and manufacturer’s representatives.  In certain areas of China, France, Germany, North America and the United Kingdom, we have also used a direct sales force for portions of our product lines. During 2012, approximately 75% of our products were sold in countries outside of North America. We maintain manufacturing, sales, and support facilities in Horseheads, New York; Elgin, Illinois; Leicester, England; St. Gallen, Switzerland; Biel, Switzerland; Nan Tou, Taiwan; and Jiaxing, China. We also have sales and support facilities in Bron, France; Krefeld, Germany; and Shanghai, China and a machining facility in Romanshorn, Switzerland.  We manufacture a majority of the products that we sell. In 2012, approximately 21%, 30% and 49% of the value of our manufactured products, other than parts, were assembled in North America, Europe and Asia, respectively. Parts and components used in the manufacture of our products are sourced from around the world.

Our principal executive offices are located at One Hardinge Drive, Elmira, New York 14902-1507, and our telephone number is (607) 734-2281. Our website is www.hardinge.com.

RISK FACTORS

Each prospectus supplement will contain a discussion of risks applicable to an investment in us and our securities. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.  Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,”

“intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.   These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those in the forward-looking statements. Factors that could cause or contribute to these differences include, among other things, the items set forth under the caption “Risk Factors” in the applicable prospectus supplement and the risks identified in subsequent filings with the SEC. We caution investors not to place undue reliance on our forward-looking statements. These statements speak only as of the date of the document in which they appear, and we undertake no obligation to update or revise the statements.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. The ratios have been computed on a consolidated basis. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Years Ended December 31
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(a)	15.70	21.97	—	—	—

(a)  For the years ended December 31, 2010, 2009 and 2008, earnings were inadequate to cover fixed charges by $3.1 million, $31.5 million and $31.3 million, respectively.

As of the date of this prospectus, we have not previously issued any shares of preferred stock and hence we have not previously paid dividends on any shares of preferred stock. Consequently, our ratio of earnings to combined fixed charges and preferred stock dividends and ratio of earnings to fixed charges would be identical.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue, from time to time, in one or more offerings the following securities:

•                  shares of common stock;

•                  shares of preferred stock;

•                  debt securities;

•                  warrants exercisable for debt securities, common stock or preferred stock; and

•                  units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•                  20,000,000 shares of Common Stock, par value $0.01 each; and

•                  2,000,000 shares of Preferred Stock, par value $0.01 each, of which as of the date of this prospectus 200,000 shares have been designated as Series B Preferred Stock and 1,800,000 shares have not been designated.

As the close of business on March 29, 2013, there were 11,758,543 issued and outstanding shares of the Company’s common stock, of which 95,500 were unvested restricted shares issued to officers and employees under the Company’s 2002 and 2011 Incentive Stock Plans.  In addition, at March 29, 2013, there were outstanding options to purchase 46,334 shares of common stock and there were 39,500 unvested restricted share units. Once the restricted share units become vested, the Company will issue an equivalent number of shares of common stock.  The options and restricted share units were granted to officers, directors and employees under the Company’s 2002 and 2011 Incentive Stock Plans.

As of the date of this prospectus, we have not issued any shares of preferred stock.  The board of directors of the Company previously had designated 250,000 shares of the preferred stock as Series A Preferred Stock.  Such shares have subsequently been reclassified as undesignated shares of preferred stock, available for future issuance and reclassification by the board of directors.

COMMON STOCK

General

Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as our board of directors may from time to time determine. Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Our shares of common stock are not entitled to preemptive rights and are not subject to conversion or redemption. Each outstanding share of common stock is fully paid and nonassessable.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “HDNG.”

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our shares of common stock.

Rights Plan

The Company has not presently adopted a rights plan, commonly referred to as a poison pill. However, the Company had previously adopted a rights plan which expired in accordance with its terms on March 1, 2011. Under the expired plan, shares of our common stock were given rights to purchase shares of our Series B Preferred Stock exercisable upon the happening of certain events. The shares of our Series B Preferred Stock are currently not subject to any such rights, however, our board of directors could adopt a rights plan in the future which may provide rights to purchase shares of such Series B Preferred Stock or other shares of another class of preferred stock of the Company.

PREFERRED STOCK

General

We are authorized to issue up to 2,000,000 shares of preferred stock, 1,800,000 of which are undesignated. The preferred stock may be issued from time to time in one or more series, with each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as our board of directors, subject to the limitations prescribed by law, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to our certificate of incorporation to the New York State Department of State pursuant to the Business Corporation Law of the State of New York.  The authority of the board of directors with respect to each series includes the fixing of the following:

•                  The number of shares to constitute the series and the distinctive designation thereof;

•                  The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

•                  Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

•                  Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

•                  Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Company, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

•                  The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company;

•                  The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

•                  Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

•                  Any other relative rights, preferences and limitations of the series.

The board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a change of control or other transaction that holders of shares of our outstanding common stock might believe to be in their best interests or in which holders of some, or a majority, of shares of our outstanding common stock might receive a premium for their shares over the then market price of our common stock.

Terms of New Series of Preferred Stock

The prospectus supplement relating to any preferred stock offered thereby will contain the specific terms thereof, including:

•                  The title and stated value of the preferred stock;

•                  The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•                  The dividend rates, periods and payment dates or methods of calculation of these amounts for the preferred stock;

•                  Whether dividends shall be cumulative or non-cumulative and the date from which dividends on the preferred stock will accumulate, if applicable;

•                  The procedures for any auction and remarketing, if any, for the preferred stock;

•                  Any provision for a sinking fund for the preferred stock;

•                  Any provision for redemption of the preferred stock;

•                  Any restriction on the repurchase or redemption of shares by the registrant while there is any arrearage in the payment of dividends or sinking fund installments;

•                  Any listing of the preferred stock on a securities exchange;

•                  The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or the manner in which the conversion price will be calculated;

•                  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

•                  A discussion of federal income tax considerations applicable to the preferred stock;

•                  The relative ranking and preference of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  The voting rights of the preferred stock, if any; and

•                  Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•                  the title and authorized denominations of those debt securities;

•                  any limit on the aggregate principal amount of that series of debt securities;

•                  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•                  the right, if any, to extend the interest payment periods and the duration of the extensions;

•                  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•                  the denominations in which those debt securities will be issuable;

•                  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                  whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

•                  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•                  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                  the nature and terms of any security for any secured debt securities;

•                  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•                  any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•                  the conversion or exchange price;

•                  the conversion or exchange period;

•                  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                  events requiring adjustment to the conversion or exchange price; and

•                  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•                  failure to pay interest for 30 days after the date payment is due and payable;

•                  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•                  failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•                  failure to perform other covenants for 60 days after notice that performance was required;

•                  events in bankruptcy, insolvency or reorganization relating to us; or

•                  any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                  the holder has previously given to the trustee written notice of default and continuance of such default;

•                  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•                  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•                  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•                  evidence the assumption by a successor entity of our obligations;

•                  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                  add any additional events of default;

•                  cure any ambiguity or correct any inconsistency or defect in the indenture;

•                  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                  secure any debt securities;

•                  establish the forms or terms of debt securities of any series;

•                  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•                  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                  extend the final maturity of any debt security;

•                  reduce the principal amount or premium, if any;

•                  reduce the rate or extend the time of payment of interest;

•                  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                  change the currency in which the principal, and any premium or interest, is payable;

•                  impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•                  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                  by the depositary for the registered global security to its nominee;

•                  by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•                  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•                  will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                  will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•                  the title of the warrants;

•                  the aggregate number of the warrants;

•                  the price or prices at which the warrants will be issued;

•                  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•                  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•                  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•                  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•                  the minimum or maximum amount of the warrants which may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  a discussion of certain federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•                  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  any special United States federal income tax considerations applicable to the units; and

•                  any material provisions of the governing unit agreement that differ from those described above.

ANTI-TAKEOVER EFFECTS OF NEW YORK LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs summarize certain provisions of the New York Business Corporation Law, our certificate of incorporation and bylaws and other arrangements we have entered into that may have the effect of discouraging an acquisition of Hardinge.  Please note that we allowed our Rights Agreement, dated February 18, 2010, with Computershare Trust Company, N.A. to expire in accordance with its terms on March 1, 2011. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and our restated certificate of incorporation and bylaws, copies of which are on file with the SEC. Please refer to “Where You Can Find More Information” above for directions on obtaining these documents.

Special Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain certain provisions that could make the acquisition of Hardinge by means of a tender offer, a proxy contest or otherwise difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hardinge to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging acquisition proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference in the Registration Statement of which this prospectus is a part:

Staggered Board of Directors.  Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with each class constituting one-third of the total number of directors and with the classes serving staggered three-year terms. This classification of the directors has the effect of making it more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors. Our board of directors believes that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as directors of Hardinge.

Removal of Directors and Filling of Vacancies.  Our certificate of incorporation provides that a member of our board of directors may be removed only for cause and upon the affirmative vote of the holders of 75% of the securities entitled to vote at an election of directors. Newly created directorships and board of director vacancies resulting from death, removal or other causes may be filled only by a majority vote of the then remaining directors. Accordingly, it will be more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors.

Supermajority Voting Provisions for Certain Business Combinations.  Our certificate of incorporation requires the affirmative vote of (a) at least 75% of all of the securities entitled to vote and (b) at least 75% of other than Major Shareholders (defined as 10% beneficial holders) in order to effect certain mergers, sales of assets or other business combinations involving Hardinge. These provisions could have the effect of delaying, deferring or preventing a change of control of Hardinge.

Discretion to Consider Non-Price Issues

Under Section 717 of the New York Business Corporation Law, or NYBCL, and under our certificate of incorporation, our board of directors may consider issues other than price in a proposed business combination. The non-price matters that our board of directors can consider may include, but are not limited to, social and economic effects of the transaction upon Hardinge, our shareholders, employees, customers, vendors, suppliers and other constituencies.

Certain Potential Disadvantages of the Anti-Takeover Measures

The anti-takeover provisions described above may make more difficult and discourage an attempt to acquire control of Hardinge by a potential bidder who does not wish to negotiate with our board of directors or who is unable to reach an agreement with our board of directors. In such a situation, these provisions could discourage a transaction that a majority of our shareholders favor or in which shareholders could receive a significant premium over then-current market prices. Because these provisions could discourage or render more difficult a takeover attempt, there may be a reduced possibility of large temporary fluctuations in the market price of our securities resulting from actual or rumored takeover attempts. Also, in situations such as unsolicited tender offers, the personal interest of members of management and our board of directors in retaining their salaries and positions may conflict with the interests of the shareholders in selling their shares at an attractive price. Anti-takeover measures of this type have generally been criticized as efforts of corporations’ managements to entrench themselves without regard to the needs and desires of shareholders. Our management and our board of directors believe, however, that such potential conflicts of interest will not affect the proper exercise of their fiduciary duty to use their best judgment on behalf of Hardinge and our shareholders.

Anti-takeover Legislation

Section 912 of the NYBCL provides in essence that in the event a person acquires 20% or more of the voting stock of a New York corporation, who is referred to in this prospectus as an “interested shareholder,” the corporation and the interested shareholder, or any affiliated entity, may not engage in certain business combinations for a period of five years following the date the person became an interested shareholder unless the board of directors of such corporation approves such share acquisition or business combination before the interested shareholder acquires 20% or more of the corporation’s voting stock. Business combinations for this purpose include, among other things:

•                  A merger or consolidation;

•                  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of:

•                  the aggregate market value of the corporation’s assets determined on a consolidated basis,

•                  the aggregate market value of the corporation’s outstanding capital stock, or

•                  the earning power or net income of the corporation determined on a consolidated basis; and

•                  Certain transactions that result in the issuance of capital stock of the corporation to the interested shareholder.

Under certain circumstances, Section 912 of the NYBCL makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a five-year period.

In addition, a shareholder dissatisfied with the form or amount of consideration received in a merger transaction may have statutory dissenters’ rights under Section 910 of the NYBCL. A shareholder also could bring suit against members of our board of directors and any majority shareholder of Hardinge alleging breach of fiduciary duty. New York courts have held that a majority shareholder of a corporation involved in a merger with the corporation owes a fiduciary duty to the other shareholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of the securities and the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

Phillips Lytle LLP, Buffalo, New York, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Hardinge Inc. and Subsidiaries appearing in Hardinge, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Hardinge Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Hardinge Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Up to $25,000,000 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

August 9, 2013